Exhibit 23.1

18th Floor Beijing Kerry Centre

1 Guang Hua Lu

Chao Yang District

Beijing 100020

People’s Republic of China

Telephone +86 (10) 6561 2233

Facsimile +86 (10) 8529 9000

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3/A (No. 333-109628) of our report dated June 2, 2004 relating to the financial statements, which appears in NetEase.com, Inc.’s Annual Report on Form 20-F/A for the year ended December 31, 2003. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, China

January 24, 2005